                                                Exhibit 21

CORPORATE DIRECTORY
Our consolidated subsidiaries and affiliated companies as of June 30, 2015 are:

Consolidated Subsidiaries and Affiliated Companies of Kennametal Inc.
ISIS GHH Limited
Kennametal (Malaysia) Sdn. Bhd.
Kennametal (Singapore) Pte. Ltd.
Kennametal (Thailand) Co., Ltd.
Kennametal Australia Pty. Ltd.
Kennametal de Mexico, S.A. de C.V.
Kennametal Distribution Services Asia Pte. Ltd.
Kennametal Extrude Hone Corporation
Kennametal Hardpoint (Taiwan) Inc.
Kennametal Holdings Europe Inc.
Kennametal Hungary Finance Services Kft.
Kennametal Hungary Holdings Inc.
Kennametal International S.A. (Panama)
Kennametal Japan Ltd.
Kennametal Korea Ltd.
Kennametal Shared Services Private Limited
Kennametal South Africa (Pty.) Ltd.
Kennametal Tricon Metals & Services, Inc.

Affiliated Subsidiary of Kennametal South Africa (Pty.) Ltd.
Kennametal Manufacturing S.A. (Pty) Ltd.

Consolidated Subsidiaries of Kennametal Holdings Europe Inc.
Deloro Stellite Holdings Corporation
Kennametal Holdings, LLC
Kennametal Holdings, LLC Luxembourg S.C.S.
Kennametal Verwaltungs GmbH & Co. KG (partnership)

Consolidated Subsidiaries of Deloro Stellite Holdings Corporation
DSGP LLC
DS Verwaltungsgeseltschaft GmbH (Real Estate)
Kennametal Stellite, L.P.
Kennametal Stellite Holding GmbH & Co. KG (partnership)
Kennametal Stellite Inc.
Kennametal Stellite (Shanghai) Co., Ltd. (Joint Venture)

Consolidated Subsidiary of Kennametal Stellite Inc.
Kennametal Stellite S.p.A. (Real Estate)

Consolidated Subsidiaries of Kennametal Stellite Holding GmbH & Co. KG (partnership)
Kennametal Stellite Coatings S.r.l.
Kennametal Stellite GmbH
Kennametal Stellite India Private Ltd. (Joint Venture)

Consolidated Subsidiary of Kennametal Stellite, L.P.
Kennametal Stellite UK Limited

Consolidated Subsidiary of Kennametal Stellite UK Limited
Kennametal Stellite Unlimited

Consolidated Subsidiary of Kennametal Holdings, LLC Luxembourg S.C.S.
Kennametal Luxembourg Holding S.à r.l.

Consolidated Subsidiaries of Kennametal Luxembourg Holding S.à r.l.
Kennametal Argentina S.A.
Kennametal Chile Ltda.
Kennametal do Brasil Ltda.
Kennametal Europe Holding GmbH
Kennametal Luxembourg S.à r.l.
Comericializadora Kennametal Bolivia S.R.L.

Consolidated Subsidiaries of Kennametal Luxembourg S.à r.l.
Kennametal Asia (HK) Ltd.
Kennametal Ltd.
Kennametal Sintec Holding GmbH

Consolidated Subsidiaries of Kennametal Asia (HK) Ltd.
Kennametal (Baotou) Company Ltd.
Kennametal (China) Co. Ltd.
Kennametal Hardpoint (Shanghai) Co., Ltd.
Kennametal (Xuzhou) Company, Ltd.

Consolidated Subsidiary of Kennametal Sintec Holding GmbH
Kennametal Sintec Keramik Asia Ltd.

Consolidated Subsidiary of Kennametal Sintec Keramik Asia Ltd.
Sunshine Power-Tech (Shanghai) Ltd.

Consolidated Company of Kennametal Europe Holding GmbH
Kennametal Europe GmbH

Consolidated Subsidiaries of Kennametal Europe GmbH
Hanita Metal Works, Ltd.
Kennametal Holding GmbH
Kennametal Nederland B.V.
Kennametal Stellram Limited
OOO Kennametal

Consolidated Subsidiary of Hanita Metal Works, Ltd.
Hanita Cutting Tools, Inc.

Consolidated Subsidiary of Kennametal Stellram Limited
Kennametal Stellram SaRL

Consolidated Subsidiaries of Kennametal Holding GmbH
Kennametal GmbH
Kennametal Hungaria Kft.
Kennametal Logistics GmbH
Kennametal Shared Services GmbH
Kennametal Sintec Keramik GmbH
Kennametal Widia Beteiligungs GmbH
Widia GmbH

Consolidated Subsidiaries and Affiliated Companies of Kennametal GmbH
Kenci S.L.
Kennametal Belgium S.p.r.l.
Kennametal Deutschland GmbH
Kennametal France S.A.S.
Kennametal Infrastructure GmbH
Kennametal Italia S.p.A.
Kennametal Kesici Takimlar Sanayi Ve Ticaret Anonim Sirketi
Kennametal Polska Sp. z o.o.
Kennametal Produktions GmbH & Co. KG. (partnership)
Kennametal Sp. z o.o.
Kennametal Stellram S.r.L.
Kennametal UK Limited
Ruebig Real Estate GmbH & Co. KG

Consolidated Subsidiary of Kennametal Italia S.p.A.
Kennametal Italia Produzione S.R.L.

Consolidated Affiliated Company of Kennametal Produktions GmbH & Co. KG (partnership)
Kennametal Real Estate GmbH & Co. KG (partnership)

Consolidated Affiliated Company of Kennametal Deutschland GmbH
Kennametal (Deutschland) Real Estate GmbH & Co. KG (partnership)

Consolidated Subsidiary of Kennametal Sp. z o.o
Kennametal Produkcja Sp. z o.o.

Consolidated Subsidiaries and Affiliated Companies of Widia GmbH
Kennametal Widia Produktions GmbH & Co. KG (partnership)
Kennametal Widia Real Estate GmbH & Co. KG (partnership)
Meturit AG

Consolidated Subsidiary of Meturit AG
Kennametal India Ltd.

Consolidated Subsidiaries of Kenci S.L.
Kenci Lda.
Kennametal Manufacturing Barcelona S.L.

Consolidated Subsidiaries of Kennametal UK Limited
Kennametal Logistics UK Ltd.
Kennametal Manufacturing UK Ltd.
Kennametal Sintec Keramik UK Ltd.

Consolidated Subsidiaries of Kennametal Extrude Hone Corporation
Kennametal Extrude Hone Ltd. (U.K.)
Kennametal Extrude Hone Limited (Ireland)
Extrude Hone Participacoes Ltda.
Extrude Hone Shanghai, Co. Ltd.

Consolidated Subsidiaries and Affiliated Company of Kennametal Extrude Hone Limited (Ireland)
Extrude Hone KK (Japan)
Kennametal Extrude Hone Holding GmbH

Consolidated Subsidiary of Kennametal Extrude Hone Holding GmbH
Kennametal Extrude Hone GmbH

Affiliated Company of Extrude Hone Participacoes Ltda.
Extrude Hone do Brasil Sistemas De Acabamentos De Peca Ltda.